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                                                                 Exhibit 10.xlii
                             METEOR INDUSTRIES, INC.
                      Nevada Manhattan Mining Incorporated

                                   Term Sheet
                                December 30, 1998

Company:       METEOR INDUSTRIES, INC. ("Company"), a Colorado corporation.

Purchaser:     NEVADA MANHATTAN MINING INCORPORATED, a Nevada corporation("NM").

Stockholder:   CAPCO ACQUISUB, INC., a Colorado corporation ("Stockholder").

Transaction:
               For the consideration and on the terms and conditions described below, NM hereby purchases from Stockholder, and Stockholder hereby sells to NM, One Million Two Hundred Twelve Thousand (1,212,000) shares of the restricted voting common stock of the Company (the "Initial Shares").

               In  addition,   for  the  consideration  and  on  the  terms  and
               conditions described below, on or before January 14, 1999, Stockholder shall sell to NM an additional Five Hundred Eighteen Thousand (518,000) shares of Company common stock (the "Additional Shares", and, together with the Initial Shares, the "Shares").

               If Stockholder fails to deliver the Additional Shares in accordance with the paragraph immediately above, NM may, as liquidated damages for loss of a bargain and not as a penalty, in lieu of exercising its other rights respecting such Additional Shares under this Term Sheet, if it shall so elect, either (i) demand that Stockholder pay NM, and Stockholder shall pay NM, Five Hundred Thousand Dollars ($500,000) within 45 days or may
               (ii) by notice to Stockholder reduce the Initial Consideration (defined below) payable hereunder by Five Hundred Thousand Dollars ($500,000).


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                                       2

Consideration:
               In the transaction contemplated by this Term Sheet (the "Transaction") NM shall pay to the Stockholder the purchase price of $7.00 per Share, for a total purchase price for (A) the Initial Shares, Eight Million Four Hundred Eighty Four Thousand Dollars ($8,484,000) (the "Initial Consideration"), and (B) the Additional Shares, Three Million Six Hundred Twenty Six Thousand Dollars ($3,626,000) (the "Additional Consideration", and, together with the Initial Consideration, the "Consideration") as follows: (i) Five Hundred Thousand Dollars ($500,000) on the date hereof , (ii) One Million Dollars ($1,000,000) by March 16, 1999, and (iii) on each March 31, June 30, September 30 and December 31 following March 31, 1999, NM shall pay to Stockholder, Five Hundred Thirty Thousand Five Hundred Dollars ($530,500) until the Consideration shall have been paid in full; provided, however, that if the Additional Shares are not sold to NM as contemplated above, the total amount of Consideration shall be the amount of the Initial Consideration as reduced by NM pursuant to its liquidated damages rights as provided above, and the amount of each installment of Consideration payable hereunder shall be ratably reduced.

Interest:
               In addition to the installments of Consideration to be paid by NM as provided above, NM shall pay interest on any amount of the balance of the Consideration not then paid at the rate of eleven percent (11%) per annum, assuming a 365 day year, from the date hereof until the Consideration shall have been paid in full. On any date an installment of Consideration shall be paid or payable as provided above, all amounts of interest accrued and unpaid shall be paid together with such installment. All amounts of Consideration and interest thereon shall be paid in cash by wire transfer to such account of Stockholder located in the United States as Stockholder shall specify to NM in writing from time to time.

Representations
and Warranties
of NM:
               NM hereby makes each of the following representations and warranties to and for the benefit of Stockholder on the date hereof and as of the date of any sale of the Additional Shares:

               1. NM is a corporation duly organized, validly existing, and in good standing under the laws of Nevada.

               2. NM has full power and authority (including full corporate power and authority) to execute and deliver this Term Sheet and to perform its obligations hereunder. This Term Sheet constitutes the valid and legally binding obligation of NM, enforceable in accordance with its terms and conditions. NM need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Term Sheet.

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                                       3

               3. Neither the execution and the delivery of this Term Sheet, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which NM is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which NM is a party or by which it is bound or to which any of its assets is subject.

               4. NM has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Term Sheet for which Stockholder could become liable or obligated.

               5. NM is not acquiring the Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").


Representations
and Warranties
of Stockholder:
               Stockholder hereby makes the representations and warranties appearing on Exhibit A hereto to and for the benefit of NM on the date hereof and as of the date of any sale of the Additional Shares.

Grant of Option:
               NM hereby grants to Stockholder the option to purchase from NM from time to time prior to January 1, 2002 (the "Option Termination Date"), (i) 15,000,000 shares of common stock of NM at the exercise price of thirty-three and one-half cents ($0.335) per share, and (ii) 2,000,000 shares of common stock of NM at the exercise price of sixty-five cents ($.65) per share (the "Options"). Each Option and its exercise price shall be ratably adjusted for any stock split, reverse stock split or share dividend which becomes effective after the date hereof and before the Option Termination Date. Each Option may be assigned by Stockholder, and thereafter shall be nonassignable.

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                                       4


NV Board
Representation:
               NM hereby agrees (A) promptly to cause one individual nominated by Stockholder to be appointed as a member of the NM Board of Directors, and (B) to cause one individual nominated by
               Stockholder to be included in each management slate of individuals proposed by NM to be elected as members of the NM Board after the date hereof and prior to the Option Termination Date. If at any time the aggregate number of shares of NM stock held by Stockholder and purchasable by Stockholder under the Option shall be less than Seven Million Five Hundred Thousand (7,500,00) shares, Stockholder's rights under this paragraph shall cease and terminate.

Expenses:
               Each Party shall bear such Party's own costs and expenses arising out of or relating to the Transaction (including such Party's own attorneys fees and expenses).

Assurances:
               The Parties hereby agree to execute and deliver all documents and instruments, and take such action as may be required, in order to effectuate the terms and conditions set forth in this Term Sheet. (Stockholder shall not disclose to any third party any information concerning the Transaction (or the transactions contemplated by the Other Term Sheets) without the prior written consent of NM.)

Due Diligence:
               Anything to the contrary appearing in this Term Sheet notwithstanding, NM shall have the right to rescind the Transaction by no later than February 15, 1999. Upon any such rescission, NM shall return all of the Shares to Stockholder, and Stockholder shall return to NM all Consideration and any other consideration received by Stockholder hereunder, and there shall be no further liability to either party.

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                                       5

     The terms and conditions set forth in this Term Sheet shall be binding and enforceable among the Parties. This Term Sheet and all transactions and disputes arising out of or related hereto shall be governed by the laws of California. The Parties contemplate that the Transaction will be consummated in accordance with the terms of this Term Sheet, and that this Term Sheet will be amended and restated in its entirety in definitive documents by February 15, 1999, and the Parties agree to negotiate in good faith such definitive documents, which will contain customary representations, warranties, covenants and conditions as reasonably required by NM. The definitive documents shall include, without limitation, a pledge agreement providing for a pledge of the Shares by NM to the Stockholder securing NM's obligations to pay the Consideration and interest thereon, which pledge agreement shall provide, among other things, that (i) the Shares pledged thereunder shall be held by a pledge agent reasonably acceptable to the parties hereto, and (ii) a ratable potion of the number of Shares pledged thereunder shall be released from such pledge upon payment of each installment of Consideration (together with interest thereon). In the event that final definitive documents either are not executed or not agreed upon between the Parties, then it is expressly understood and agreed that this Term Sheet shall be in lieu of any such definitive documents and shall be enforceable in accordance with the terms and conditions contained herein, and each Party shall be deemed to have made such additional representations and warranties as are consistent with those set forth herein and are reasonably customary in transactions involving private purchases of control positions in, and restricted stock of, a public company. All claims and disputes arising out of or related to this Term Sheet shall exclusively be subject to resolution by, and in accordance with the commercial rules of, the American Arbitration Association by arbitration conducted in Los Angeles, California. The Parties further agree that any arbitrator's order or judgment issued pursuant hereto may be enforced in any court of competent jurisdiction, and that the arbitrators appointed pursuant hereto shall have the right to award specific performance. In the event any action is necessary to enforce the rights of any of the Parties, the prevailing party in any such action shall be entitled to reasonable attorneys fees in addition to costs, including any arbitrators' costs and expenses. In the event there is no prevailing Party, each Party to such arbitration shall bear the fees, costs and expenses of the arbitrators equally.

     This Term Sheet shall become effective upon the execution and delivery hereof by each of the Parties, each of the parties to each thereof. All signatures may be delivered in counterparts by facsimile or original counterpart. By executing and delivering this Term Sheet, (i) NM acknowledges its receipt of certificates representing the Initial Shares, and (ii) Stockholder hereby acknowledges its receipt of $500,000 of Initial Consideration.

AGREED AND ACCEPTED BY:

Purchaser:

NEVADA MANHATTAN MINING INCORPORATED

         /s/ Neil H. Lewis, Sec.
BY:  ____________________________________________________
         Title:  Secretary



Stockholder:

CAPCO ACQUISUB, INC.
                  /s/ Ilyas Chaudhary
BY:  ____________________________________________________
         Title:   President


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                                       6

                                    EXHIBIT A

1. The Stockholder is duly organized, validly existing, and in good standing under the laws of Colorado.

2. The Stockholder has full power and authority (including full corporate power and authority) to execute and deliver this Term Sheet and to perform his or its obligations hereunder. This Term Sheet constitutes the valid and legally binding obligation of the Stockholder, enforceable in accordance with its terms and conditions. The Stockholder need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Term Sheet.

3. Neither the execution and the delivery of this Term Sheet, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Stockholder is subject or, if the Stockholder is a corporation, any provision of its charter or bylaws or
     (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Stockholder is a party or by which it is bound or to which any of his or its assets is subject.

4. The Stockholder has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Term Sheet for which NM could become liable or obligated.

5. The Stockholder holds of record and owns beneficially the Shares which Stockholder is selling to NM as of the date this representation is made, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws and, except that, pursuant to the terms of an agreement with the Company, a copy of which has been delivered by the Stockholder to NM (the "Stockholder Agreement"), the Shares may not be sold at a date earlier than December 31, 1999), taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. All restrictions on transfer of the Shares under the Stockholder Agreement have been effectively waived with respect to the Transaction, and the Transaction will not constitute or cause a breach of the Stockholder Agreement. The Stockholder is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Stockholder to sell, transfer, or otherwise dispose of any capital stock of the Company (other than this Term Sheet). The Stockholder is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.

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                                       7

6. The statements and information provided to NM by or on behalf of Stockholder in, or in connection with, this Term Sheet (including the representations and warranties contained herein and information provided relating to NM's due diligence investigation concerning the Transaction) do not, and will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make any such statements or information not misleading.

7. To the best knowledge of the Stockholder, Company has made all filings with the Securities and Exchange Commission ("SEC") that it has been required to make under the Securities Act and the Securities Exchange Act (collectively the "Company Public Reports"). Each of the Company Public Reports, as of its respective date (and, with respect to the most recent Company Public Report, as of the date hereof) has complied with the Securities Act and the Securities Exchange Act in all material respects.

8. To the best knowledge of the Stockholder, except for (i) liabilities disclosed in the Company Public Reports, and (ii) liabilities which have arisen after January 1, 1998 in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law), none of Company or any of its subsidiaries has any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether arising under environmental law or other applicable law or otherwise, and whether due or to become due), including any liability for any taxes, which, individually or in the aggregate, would have a material adverse effect on Company.

9.   The entire authorized capital stock of Company is as follows:

         Class of Stock         Authorized Number     Issued and Outstanding
                                    of Shares       (excluding treasury shares)


         Common Stock               10,000,000               3,458,892


               (ii) Ninety Seven  Thousand  (97,000)  shares of Company  capital stock are held in the Company's treasury. All of the issued and outstanding shares of the Company's capital stock, and all capital stock of each of Company's subsidiaries, have been duly authorized and are validly issued, fully paid, and nonassessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Company or any of its subsidiaries to issue, sell, or otherwise cause to become outstanding any of its capital stock except for 350,534 options outstanding under the Employees Stock Option Plan. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Company or any of its subsidiaries except as reported in the Company Public Reports except outstanding warrants to purchase 1,372,000 shares of Company common stock.